SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2003
Date of Report (Date of earliest event reported):

Corio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31003	77-0492528
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

959 Skyway Road, Suite 100
San Carlos, California    94070
(Address of principal executive offices including zip code)

650-232-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On October 22, 2003, Corio, Inc., a Delaware corporation ("Corio" or the "Registrant"), announced its acquisition of substantially all of the assets of Nexus Technology, Inc., an Illinois corporation ("Nexus Technology"). Nexus Technology is a provider of cost-effective business and technical solutions for users of business software applications. In connection with the transaction, Corio and Nexus Technology entered into an Asset Transfer Agreement and Plan of Reorganization, under which Corio acquired the intellectual property, receivables, property and equipment and other tangible and intangible assets used in Nexus Technology's business. Through this acquisition, Corio intends to expand its presence in the applications management and applications hosting markets.

In exchange for the acquired assets, Corio paid Nexus Technology approximately $10 million, consisting of $1.9 million in cash and 2,921,390 shares of Corio common stock. In addition, Nexus Technology will be entitled to receive an earn-out payment of up to $2.0 million payable in shares of Corio common stock contingent upon Corio's attainment of specified revenue milestones for the 3-month period ending December 31, 2004 from identified existing and prospective customers of Nexus Technology. The cash portion of the acquisition consideration was paid out of Corio's available working capital.

The shares of Corio common stock issued or issuable in connection with the acquisition, including any shares that may become issuable under the earn-out arrangement, are "restricted securities" within the meaning of the Securities Act. Such shares were, or, in the case of any earn-out shares, will be, issued in reliance on an exemption from the registration requirements of the Securities Act. Corio granted Nexus Technology and its stockholders resale registration rights with respect to the shares issued at the closing of the acquisition.

Copies of the Asset Transfer Agreement and Plan of Reorganization and the Registration Rights Agreement related to the above-mentioned resale registration rights are filed with this report as Exhibit 2.1 and Exhibit 4.1 hereto, respectively.

A copy of the press release announcing the closing of Corio's acquisition of substantially all of the assets of Nexus Technology is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)-(b) Financial Statements & Pro Forma Financial Information.

Corio is not filing as a part of this report any financial information required by Rule 3-05 or Rule 11-01 of Regulation S-X as the asset acquisition does not constitute a significant acquisition based on the conditions specified in Rule 1-02(w) of Regulation S-X.

(c) Exhibits.

Exhibit Number	Description
2.1(a)(b)	Asset Transfer Agreement and Plan of Reorganization dated October 22, 2003, by and between Corio, Inc. and Nexus Technology, Inc., among others.
4.1(b)	Registration Rights Agreement dated October 22, 2003, by and between Corio, Inc. and Nexus Technology, Inc., among others.
99.1(b)	Press release, dated October 23, 2003, announcing Corio's acquisition of substantially all of the assets of Nexus Technology, Inc.

________________

    Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. Corio agrees to supplementally furnish a copy of such schedules to the Commission upon request.
    Incorporated by reference to Corio's Current Report on Form 8-K, filed on October 29, 2003.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2004

Corio, Inc.

By:	/s/ GEORGE KADIFA

George Kadifa
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1(a)(b)	Asset Transfer Agreement and Plan of Reorganization dated October 22, 2003, by and between Corio, Inc. and Nexus Technology, Inc., among others.
4.1(b)	Registration Rights Agreement dated October 22, 2003, by and between Corio, Inc. and Nexus Technology, Inc., among others.
99.1(b)	Press release, dated October 23, 2003, announcing Corio's acquisition of substantially all of the assets of Nexus Technology, Inc.

________________

    Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. Corio agrees to supplementally furnish a copy of such schedules to the Commission upon request.
    Incorporated by reference to Corio's Current Report on Form 8-K, filed on October 29, 2003.